Exhibit 10.1

ADDENDUM NO. 3

TO

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

THIS ADDENDUM NO. 3 TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET (“Addendum”) is made as of March 26, 2009 between PAS TRUST (“Lessor”), and BIDZ.COM, INC., a Delaware corporation (“Lessee”), with reference to the following facts:

A.            Lessee, as successor-in-interest to Bidz.com, a California corporation, and Lessor are parties to that certain Standard Industrial/ Commercial Multi-Tenant Lease - Net dated as of April 15, 2003 (the “Original Lease”), as amended by Addendum No. 1 thereto dated concurrently therewith (the “First Addendum”) and Addendum No. 2 dated March 3, 2004 (the “Second Addendum”), providing for Lessee’s rental from Lessor of-the premises located at the street address of 3562-3852 Eastham Drive, Culver City, CA (the “Premises”). The Original Lease, First Addendum and Second Addendum are collectively referred to herein as the “Lease Agreement”.

B.            The Extension Term of the Lease Agreement is presently scheduled to expire on October 31, 2009, and Lessor and Lessee now desire to extend the expiration date of the Extension Term, on the terms and conditions more particularly provided herein.

C.            Defined terms used in this Addendum shall, unless otherwise stated, have the same meanings as are contained in the Lease Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Extension of Extension Term. The Extension Term, presently scheduled to expire on October 31, 2009, shall be extended so that it will instead expire on June 30, 2012. The period commencing November 1, 2009 and ending June 30, 2012 is hereafter referred to as the “Second Extension Term”. Lessee shall have no other right or option to extend the term of the Lease Agreement beyond June 30, 2012. Lessee shall lease the Premises from Lessor during the Second Extension Term on the terms and conditions set forth below.

2.             Base Rent. The Base Rent for the Premises during the Second Extension Term shall be $67,828 per month from November 1, 2009 through June 30, 2012. Base Rent for any partial calendar month shall be prorated based on the actual number of days in the calendar month.. In addition to Base Rent, Lessee shall pay during the Second Extension Term all categories of expenses attributable to the Premises and Project that Lessee was obligated to pay during the Second Extension Term, including without limitation Lessee’s Share of Common Area Operating Expenses (inclusive of property management fees that increase annually per Paragraph 5 of the Second Addendum), parking charges and also electrical, telephone and janitorial services to the Premises.

3.             “As-Is” Condition. Lessee shall accept the Premises in their then “as is” physical condition as of the commencement date of the Second Extension Term, without any obligation on Lessor’s part to make any additions, repairs, improvements or alterations thereto.

4.             No Brokers. Each of Lessee and Lessor represents and warrants to the other that it has not engaged any broker and finder to represent it in connection with this Addendum. Each party agrees to pay any and all claims for brokers’ or finders’ fees or commissions claimed by any broker who asserts that it was engaged by either in connection with the negotiation, execution or consummation of this Addendum.

5.             Ratification. Except as otherwise specifically provided in this Addendum, all of the definitions, terms, covenants and conditions of the Lease Agreement are hereby ratified, confirmed and remain in full force and effect, and are hereby incorporated into this Addendum, and shall be applicable to Lessee’s rental of the Premises during the Second Extension Term. This Addendum and the Lease Agreement supersede in their entirety any and all prior oral and written and email agreements and understandings of the parties with respect to the Premises. This Addendum may be signed by the parties in counterpart copies, and any party may deliver its signature hereto via facsimile or electronic (PDF) transmission.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

LESSOR:	PAS TRUST

	By:	/s/ Pablo Nankin
Pablo Nankin, Trustee

LESSEE:	BIDZ.COM, INC.,
a Delaware corporation

	By:	/s/ David Zinberg
	Name:	David Zinberg
	Title:	Chairman

	By:	/s/ Lawrence Kong
	Name:	Lawrence Kong
	Title:	Secretary